Exhibit 10 (ai)(1)

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

This First Amendment to Purchase and Sale Agreement is dated as of this 16th date of December, 2005 between RICHARDSON ELECTRONICS, LTD., a Delaware corporation (“Seller”) and TAB Construction Company, an Illinois corporation (“Purchaser”).

R E C I T A L S

WHEREAS, Seller is the owner of fee simple title, free and clear of all liens and encumbrances except for the Permitted Exceptions, of that certain to real estate located in the City of Geneva, Kane County, Illinois, commonly known as 715 Hamilton Street, Geneva, Illinois and has executed a Purchase and Sale Agreement dated August 4, 2005 with Purchaser in the connection with the sale of the Property as defined therein to Purchaser (the “Purchase Agreement”);

WHEREAS, Seller and Purchaser have decided to amend the Purchase Agreement.

NOW THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, parties shall hereby agree as follows:

1.    DUE DILIGENCE PERIOD. Notwithstanding anything to the contrary contained in the Purchase Agreement, the parties have agreed that the Due Diligence Period be extended until January 30, 2006; provided that, such Due Diligence Period shall be extended only with respect to investigation related to the following items, the Purchaser being satisfied with the Property on all other conditions:

•	Wipe test for Thorium (arising out of State of Illinois requirement to remove location from Richardson Electronics license);

•	Purchaser’s ability to successfully negotiate an agreement with the Village of Geneva to acquire the 25 foot strip owned by the Village and adjoining the Property, to the East;

and provided that, Purchaser diligently pursues such investigation.

2.    CLOSING DATE. Notwithstanding anything to the contrary contained in the Purchase Agreement, the parties have agreed to close the transaction on or before February 15, 2006. Time is of the essence with respect to said closing date due to Seller’s the desire to close the transaction by the end of Seller’s fiscal third quarter.

4.    FULL FORCE AND EFFECT. As otherwise set forth herein, the Purchase Agreement remains in full force and effect.

5.    COUNTERPARTS. This Amendment may be executed in counterparts, both of which when taken together shall constitute a single original.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date and year first written above.

SELLER:

Richardson Electronics, Ltd., a Delaware corporation

/s/ Edward J. Richardson
By:	Edward J. Richardson
Title: CEO

PURCHASER:

TAB Construction Company

/s/ Tracy A. Burnidge
By:	Tracy A. Burnidge
Title: President